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                                                                    Exhibit 10.8

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------

         THIS AMENDMENT (this "Amendment") to the Credit Agreement is entered into as of the 3rd day of September, 1999, by and between (a) Dominion Homes, Inc. (the "Borrower"), (b) the institutions from time to time party to the Credit Agreement (as defined below) as lenders (individually, a "Lender" and collectively, the "Lenders"), and (c) The Huntington National Bank ("Huntington"), in its separate capacity as administrative agent for the Lenders (with its successors in such capacity, "Administrative Agent").

                                    RECITALS:

         A. As of May 29, 1998, the Borrower, the Lenders, the Administrative Agent, Huntington, in its capacity as Issuing Bank, and Huntington Capital Corp., in its capacity as Syndication Agent for the Lenders executed a certain Credit Agreement, which was amended by a certain First Consent Amendment dated as of August 9, 1999 (collectively the "Credit Agreement"), setting forth the terms of certain extensions of credit to the Borrower; and

         B. As of May 29, 1998, the Borrower executed and delivered to the Administrative Agent, inter alia, promissory notes in favor of each Lender, in the original aggregate principal sum of One Hundred Twenty Five Million Dollars ($125,000,000.00) (hereinafter collectively, the "Notes"); and

         C. In connection with the Credit Agreement and the Notes, the Borrower executed and delivered to the Administrative Agent certain other loan documents, consents, assignments, agreements, and instruments in connection with the indebtedness referred to in the Credit Agreement (all of the foregoing, together with the Notes and the Credit Agreement, are hereinafter collectively referred to as the "Loan Documents"); and

         D. The Borrower has requested that the Lenders and the Administrative Agent amend and modify certain terms and covenants in the Credit Agreement, and the Lenders and the Administrative Agent are willing to do so upon the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto for themselves and their successors and assigns do hereby agree, represent and warrant as follows:

         1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

         2. Section 2.1, "BORROWING BASE," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         2.1      BORROWING BASE.

         "Borrowing Base" shall mean (without duplication) the aggregate sum of the following:

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         (a) 100% of Available Cash, plus

         (b) 80% of Eligible Accounts Receivable, plus

         (c) 75% of Eligible Lumber Inventory, plus

         (d) 90% of Eligible Home Work-in-Process, plus

         (e) the lesser of $15,000,000.00 or 50% of Eligible Real Estate Held for Development, plus

         (f) the lesser of $10,000,000.00 or 50% of Eligible Investments in Joint Ventures, plus

         (g) the lesser of or $5,850,000.00 or 90% of the aggregate sum of Eligible Model Homes, plus

         (h) the lesser of $6,000,000.00 or 90% of Eligible Speculative Homes, plus

         (i) 70% of Eligible Developed Lots that have been added to the Developed Lots category within 18 months immediately preceding the date of calculation, and 62.5% of Eligible Developed Lots that have been added to the Developed Lots category more than 18 months, but less than 24 months immediately preceding the date of calculation, plus

         (j) 60% of Eligible Lots Under Development, plus

         (k) 100% of the Eligible Acquisition Assets.

                  The Administrative Agent shall deduct from any borrowing availability under the Borrowing Base 100% of the amounts of outstanding Excess Permitted Nonrecourse Borrowings (the "Excess Permitted Nonrecourse Borrowings Reserve").

        3. Section 2.3, "DEVELOPED LOTS," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         2.3      DEVELOPED LOTS.

                  "Developed Lots" means all lots of the Company and its Restricted Subsidiaries located in the State of Ohio or any contiguous state on which all development activity has been completed, including without limitation, all site development for streets and sewers, and for which application has been made for final acceptance by the applicable controlling municipality, valued at the lesser of cost or market, provided however, that no Developed Lot which the Company or a Restricted Subsidiary owns for more than 24 months from the time the same became a Developed Lot shall be an Eligible Developed Lot.

         4. Section 8.8, "ACQUISITION OF CAPITAL STOCK," of the Credit Agreement is hereby amended to recite in its entirety as follows:

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8.8      ACQUISITION OF CAPITAL STOCK.

                  The Company shall not redeem or acquire any of its own capital stock or any options or other interests in respect thereof having an aggregate value in excess of (i) $2,500,000.00 in the aggregate during the period beginning January 1, 1999, and ending December 31, 2001, and
         (ii) $500,000.00 in any fiscal year beginning with the fiscal year ending December 31, 2002, and continuing thereafter, except (a) the purchase or redemption of capital stock in connection with a simultaneous sale of an equivalent or greater amount of capital stock for not less than the same aggregate purchase or redemption price, or
         (b) up to the aggregate amount of $1,000,000.00 in any fiscal year for the purchase of capital stock, options or other interests in respect thereto using funds escrowed pursuant to the Company's Amended and Restated Executive Deferred Compensation Plan or otherwise pursuant to any of the Company's management incentive plans. None of the Subsidiaries shall redeem or acquire any of its own capital stock.

         5. Section 8.13, "TANGIBLE NET WORTH," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         8.13     TANGIBLE NET WORTH.

                  At all times, the Company shall maintain a Consolidated Tangible Net Worth of the sum of (i) $45,000,000, plus (ii) 75% of the Company's Consolidated Net Income after taxes in each fiscal year which the Company's Consolidated Net Income after taxes is positive, beginning with the fiscal year ending December 31, 1999, and ending with the most recently ended fiscal year as of the date of calculation.

         6. Section 8.14, "LEVERAGE RATIO," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         8.14     LEVERAGE RATIO.

                  The Company shall maintain at all times a Leverage Ratio of
         (a) not greater than 2.50 to 1.00, beginning September 30, 1999, and continuing through and including December 31, 2001, and (b) not greater than 2.25 to 1.00 for the period beginning January 1, 2002, and continuing at all times thereafter.

         7. Section 8.16, "RATIO OF UNCOMMITTED LAND HOLDINGS TO CONSOLIDATED TANGIBLE NET WORTH," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         8.16 RATIO OF UNCOMMITTED LAND HOLDINGS TO CONSOLIDATED TANGIBLE NET WORTH.

                  The Company and its Subsidiaries shall maintain at all times a ratio of Uncommitted Land Holdings to Consolidated Tangible Net Worth of (a) not greater than 2.00 to 1.00 beginning September 30, 1999, and continuing through and including December 31, 2001, and (b) not greater than 1.75 to 1.00 for the period beginning January 1, 2002, and continuing at all times thereafter.

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         8. Section 8.21, "SPECULATIVE HOMES," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         8.21     SPECULATIVE HOMES.

                  The Company and its Subsidiaries, shall not permit at any time its inventory of Speculative Homes and other dwellings built for speculation, whether now owned or hereafter acquired, to exceed $10,000,000.00 in the aggregate outstanding at any time, valued at cost
         .

         9. Section 8.22, "FURTHER REAL ESTATE ACQUISITION LIMITATIONS, NEW MARKET INVESTMENT AMOUNT," of the Credit Agreement is hereby amended to recite in its entirety as follows:

         8.22 FURTHER REAL ESTATE ACQUISITION LIMITATIONS, NEW MARKET INVESTMENT AMOUNT.

                  The Company and its Subsidiaries shall not permit the Maximum New Market Investment Amount to exceed the sum of $25,000,000.00 outstanding at any time, valued at cost; provided, however the Company's total Investment or purchase of any Uncommitted Land Holdings, Speculative Homes, Model Homes and all other real or personal property constituting one or more "start up operations" or other de novo entries in any markets outside Central Ohio or the metropolitan Louisville, Kentucky area shall not exceed the aggregate sum of $15,000,000.00 outstanding at any time, valued at cost. In addition, the Company shall not build homes or develop real estate in any locations or markets other than the State of Ohio or any contiguous state. Furthermore, the Company's total Investment or purchase of any Uncommitted Land Holdings, Speculative Homes, Model Homes and all other real or personal property in the metropolitan Louisville, Kentucky area shall not exceed $20,000,000.00 in the aggregate outstanding at any time, valued at cost.

         10. The definition of "MAXIMUM NEW MARKET INVESTMENT AMOUNT," in
Section 14.3, "DEFINED TERMS," of the Credit Agreement is hereby amended to recite as follows:

         "Maximum New Market Investment Amount" means, with respect to the Company and its Subsidiaries, the aggregate amount of (a) each Purchase Price for an Acquisition of a Person or the assets of a Person whose principal business is outside Central Ohio or the metropolitan Louisville, Kentucky area, (b) the aggregate amount of Investments in Restricted Subsidiaries or in Investments in Joint Ventures, whose principal operations or property are outside Central Ohio or the metropolitan Louisville, Kentucky area, and (c) the aggregate cost of all Uncommitted Land Holdings, Speculative Homes, Model Homes and all other real or personal property located outside Central Ohio or the metropolitan Louisville, Kentucky area.

         11. CONDITIONS OF EFFECTIVENESS. This Amendment shall become effective as of September 3, 1999, upon satisfaction of all of the following conditions precedent:

         (a) The Administrative Agent shall have received seven duly executed copies of the First Amendment to Credit Agreement, and such other certificates, instruments, documents,

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agreements, and opinions of counsel as may be required by the Administrative
Agent, each of which shall be in form and substance satisfactory to the Administrative Agent and its counsel; and

         (b) The Administrative Agent shall have received a fee in respect of this Amendment in the amount of $156,250.00, which shall be shared according to each Lender's Pro Rata Share, and the Borrower shall have paid all other fees owing to the Administrative Agent; and

         (c) The representations contained in paragraph 12 below shall be true and accurate.

         12. REPRESENTATIONS. The Borrower represents and warrants that after giving effect to this Amendment (a) each and every one of the representations and warranties made by or on behalf of the Borrower in the Credit Agreement or the Loan Documents is true and correct in all respects on and as of the date hereof, except to the extent that any of such representations and warranties related, by the expressed terms thereof, solely to a date prior hereto; (b) the Borrower has duly and properly performed, complied with and observed each of its covenants, agreements and obligations contained in the Credit Agreement and Loan Documents; and (c) no event has occurred or is continuing, and no condition exists which would constitute an Event of Default or a Potential Default.

         13. AMENDMENT TO CREDIT AGREEMENT. (a) Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "Credit Agreement," "Agreement," the prefix "herein," "hereof," or words of similar import, and each reference in the Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. (b) Except as modified herein, all of the representations, warranties, terms, covenants and conditions of the Credit Agreement, the Loan Documents and all other agreements executed in connection therewith shall remain as written originally and in full force and effect in accordance with their respective terms, and nothing herein shall affect, modify, limit or impair any of the rights and powers which the Lenders and the Administrative Agent may have thereunder. The amendment set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any of the rights of the Lenders or the Administrative Agent under or of any other term or provisions of the Credit Agreement, any Loan Document, or other agreement executed in connection therewith, or of any term or provision of any other instrument referred to therein or herein or of any transaction or future action on the part of the Borrower which would require the consent of the Lenders and the Administrative Agent, including, without limitation, waivers of Events of Default which may exist after giving effect hereto. The Borrower ratifies and confirms each term, provision, condition and covenant set forth in the Credit Agreement and the Loan Documents and acknowledges that the agreement set forth therein continue to be legal, valid and binding agreements, and enforceable in accordance with their respective terms.

         14. AUTHORITY. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the Borrower has legal power and authority to execute and deliver the within Amendment; (b) the officer executing the within Amendment on behalf of the Borrower has been duly authorized to execute and deliver the same and bind the Borrower with respect to the provisions provided for herein; (c) the execution and delivery hereof by the Borrower and the performance and observance by the Borrower of the provisions hereof do not violate or conflict with the articles of incorporation, regulations or by-laws of the Borrower or any law applicable to the Borrower or result in the breach of any provision of or constitute a default under any agreement, instrument or document binding upon or enforceable against the

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Borrower; and (d) this Amendment constitutes a valid and legally binding obligation upon the Borrower in every respect.

         15. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which, when so executed and delivered, shall be an original, but all of which together shall constitute one and the same document. Separate counterparts may be executed with the same effect as if all parties had executed the same counterparts.

         16. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other loan documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of the Administrative Agent's counsel with respect thereto.

         17. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the law of the State of Ohio.

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         IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative
Agent have hereunto set their hands as of the date first set forth above.

THE BORROWER:                                 ADMINISTRATIVE AGENT:

DOMINION HOMES, INC.                          THE HUNTINGTON NATIONAL BANK

By: /s/ Jon M. Donnell                        By: /s/ William R. Reimas
   --------------------------------------        --------------------------
    Jon M. Donnell                                William R. Reimas
    President, Chief Operating Officer            Vice President

THE LENDERS:

THE HUNTINGTON NATIONAL BANK

By: /s/ William R. Reimas
   -----------------------------------------------
     William R. Reimas
     Vice President

BANK ONE, MICHIGAN f/k/a NBD BANK

By: /s/ Steve Mahr
   -----------------------------------------------
     Steve Mahr
     First Vice President

KEYBANK NATIONAL ASSOCIATION

By: /s/ Robert L. Zelina
   -----------------------------------------------
     Robert L. Zelina
     Vice President Commercial Real Estate Division

NATIONAL CITY BANK

By: /s/ Steven A. Smith
   -----------------------------------------------
     Steven A. Smith
     Senior Vice President

FIRSTAR BANK, N.A. f/k/a STAR BANK, N.A.

By: /s/ Marilyn K. Miller
   -----------------------------------------------
     Marilyn K. Miller
     Vice President

COMERICA BANK

By: /s/ Charles L. Weddell
   -----------------------------------------------
     Charles L. Weddell
     Vice President

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